Exhibit 99.1

Avnet Reports First Quarter 2027 Financial Results

Record quarterly sales of $10.7 billion and earnings per share of $3.28

Electronic Components achieved operating margin of 4.8% on record operating income of $484 million

Farnell achieved operating margin of 10.1% on record sales of $583 million

PHOENIX – November 4, 2026 – Avnet, Inc. (Nasdaq: AVT) today announced results for its first quarter ended October 3, 2026.

“We began fiscal 2027 by delivering another record quarter, reflecting stronger demand and solid execution across all of our businesses,” said Avnet Chief Executive Officer Phil Gallagher. “The fundamental backdrop for our industry remains positive, with continued growth across our core verticals such as industrial, aerospace and defense, transportation and AI and data center applications. Our team is diligently managing expenses and working capital while supporting significant and sustained demand. With momentum across our business, our outlook is robust, and we remain focused on executing our strategy, driving profitable growth and creating long-term value for our shareholders.”

Fiscal First Quarter Key Financial Highlights:

●	Record quarterly sales of $10.7 billion, an increase of 82% year over year and 29% sequentially.
o	Sequential and year-over-year sales growth across all EC regions and Farnell.
o	Excluding the extra week of sales in the fiscal first quarter of 2027, sales growth was 71% year over year and 21% sequentially.
●	Diluted earnings per share of $3.28, compared with $0.61 in the prior-year quarter.
o	Record adjusted diluted earnings per share of $3.63 increased 332% year over year.
o	Adjusted diluted earnings per share grew 4 times greater than sales year over year.
●	Operating income margin of 4.4% expanded 202 basis points year over year.
o	Adjusted operating income margin of 4.7% expanded 210 basis points year over year.
o	Adjusted operating income grew approximately 3 times greater than sales year over year.
o	Electronic Components operating margin of 4.8% improved 189 basis points year over year.
o	Farnell operating margin of 10.1% improved 576 basis points year over year.
●	Return on working capital improved to 25% compared to 19% last quarter and 10% a year ago.
●	Inventory days of 72 were relatively flat quarter over quarter.
o	Net working capital days declined 5 days to 64 days quarter over quarter.
●	Returned $30 million to shareholders in dividends.

Key Financial Metrics

($ in millions, except per share data)

First Quarter Results (GAAP)(1)
	Sep – 26	Sep – 25	Change Y/Y		Jun – 26	Change Q/Q
Sales(1)	$10,718.0	$5,898.6	81.7%		$8,295.4	29.2%
Operating Income	$474.7	$142.0	234.3%		$231.0	105.5%
Operating Income Margin	4.4%	2.4%	202	bps	2.8%	165	bps
Diluted Earnings Per Share	$3.28	$0.61	437.7%		$1.49	120.1%
First Quarter Results (Non-GAAP)(1)(2)
	Sep – 26	Sep – 25	Change Y/Y		Jun – 26	Change Q/Q
Adjusted Operating Income	$498.1	$150.7	230.5%		$317.9	56.7%
Adjusted Operating Income Margin	4.7%	2.6%	210	bps	3.8%	82	bps
Adjusted Diluted Earnings Per Share	$3.63	$0.84	332.1%		$2.28	59.2%
Segment and Geographical Mix
	Sep – 26	Sep – 25	Change Y/Y		Jun – 26	Change Q/Q
Electronic Components (EC) Sales(1)	$10,134.7	$5,499.7	84.3%		$7,795.3	30.0%
EC Operating Income Margin	4.8%	2.9%	189	bps	4.1%	71	bps
Farnell Sales(1)	$583.3	$398.9	46.2%		$500.1	16.6%
Farnell Operating Income Margin	10.1%	4.3%	576	bps	9.0%	109	bps
Americas Sales(1)	$2,861.8	$1,369.9	108.9%		$2,060.7	38.9%
EMEA Sales(1)	$2,737.5	$1,665.9	64.3%		$2,298.9	19.1%
Asia Sales(1)	$5,118.7	$2,862.8	78.8%		$3,935.8	30.1%

(1)	The first quarter of fiscal 2027 contained 14 weeks, compared to 13 weeks in the first and fourth quarters of fiscal 2026.
(2)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Guidance for the Second Quarter of Fiscal 2027 Ending on January 2, 2027

	Guidance Range	Midpoint
Sales	$11.1B – $11.4B	$11.25B
Adjusted Diluted EPS (1)	$3.90 – $4.10	$4.00

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The second quarter guidance implies sequential sales growth of approximately 5% at the midpoint and 12% when adjusting for the impact of the extra week of sales in the first quarter. Guidance for the second quarter assumes similar supply of electronic components from Avnet’s suppliers compared to the first quarter.

The second quarter guidance also excludes restructuring, integration and other expenses, foreign currency gains and losses, and certain income tax adjustments. The second quarter guidance assumes similar interest expense to the first quarter of fiscal 2027 and an adjusted effective tax rate of between 21% and 25%. The second quarter guidance assumes 87 million average diluted shares outstanding. The average currency exchange rates assumed for second quarter guidance are shown in the table below:

	Q2 Fiscal
	2027	Q1 Fiscal	Q2 Fiscal
	Guidance	2027	2026
Euro to U.S. Dollar	$1.12	$1.15	$1.16
GBP to U.S. Dollar	$1.33	$1.34	$1.33

Today’s Conference Call and Webcast Details

Avnet will host a conference call and webcast today at 8:00 a.m. PT / 11:00 a.m. ET to discuss its financial results, provide a business update and answer questions.

●	Live conference call: 877-407-8112 (domestic) or 201-689-8840 (international)
●	Live webcast along with slides can be accessed via Avnet’s Investor Relations website at https://ir.avnet.com or by accessing the webcast directly at

https://avt-q1-2027.open-exchange.net

●	An audio replay of the webcast will be available after the completion of the call and archived on the website for one year

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations, and business of the Company. You can find many of these statements by looking for words like “believes,” “projected,” “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates,” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

geopolitical events and military conflicts; pandemics and other health-related crises; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to repatriating cash, foreign currency fluctuations, inflation, duties and taxes, tariffs, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures, and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers, and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization, and relocation efforts; risks related to cyber security attacks, other privacy and security incidents, and information systems failures, including related to current or future implementations, integrations, and upgrades; general economic and business conditions (domestic, foreign, and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity, and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for more than a century. Through regional and specialized businesses around the world, we support customers and suppliers at every stage of the product lifecycle. We help companies adapt to change and accelerate the design and supply stages of product development. With a unique viewpoint from the center of the technology supply chain, Avnet is a trusted partner that solves complex design and supply chain issues so customers can realize revenue faster. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contact

InvestorRelations@Avnet.com

Media Relations Contact

Liam Creighton, 480-643-5027

Liam.Creighton@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	First Quarters Ended
	October 3,	September 27,
	2026	2025

	(Thousands, except per share data)
Sales	$10,717,980	$5,898,572
Cost of sales	9,644,004	5,283,807
Gross profit	1,073,976	614,765
Selling, general and administrative expenses	576,304	464,442
Restructuring, integration, and other expenses	22,936	8,291
Operating income	474,736	142,032
Other expense, net	(11,239)	(5,466)
Interest and other financing expenses, net	(91,854)	(59,762)
Income before taxes	371,643	76,804
Income tax expense	89,471	25,059
Net income	$282,172	$51,745

Earnings per share:
Basic	$3.43	$0.62
Diluted	$3.28	$0.61

Shares used to compute earnings per share:
Basic	82,273	82,996
Diluted	86,005	84,462
Cash dividends paid per common share	$0.37	$0.35

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	October 3,	June 27,
	2026	2026

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$236,780	$155,396
Receivables	7,758,037	6,882,965
Inventories	8,175,066	6,069,419
Prepaid and other current assets	232,159	226,043
Total current assets	16,402,042	13,333,823
Property, plant and equipment, net	637,029	644,574
Goodwill	808,798	810,163
Operating lease assets	241,303	248,958
Other assets	376,168	387,875
Total assets	$18,465,340	$15,425,393

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$861,451	$733,952
Accounts payable	7,842,394	6,054,326
Accrued expenses and other	710,407	659,266
Short-term operating lease liabilities	55,027	55,888
Total current liabilities	9,469,279	7,503,432
Long-term debt	3,306,435	2,478,864
Long-term operating lease liabilities	200,746	207,111
Other liabilities	204,913	213,483
Total liabilities	13,181,373	10,402,890
Shareholders’ equity	5,283,967	5,022,503
Total liabilities and shareholders’ equity	$18,465,340	$15,425,393

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	First Quarters Ended
	October 3,	September 27,
	2026	2025

	(Thousands)
Cash flows from operating activities:
Net income	$282,172	$51,745

Non-cash and other reconciling items:
Depreciation and amortization	19,249	16,839
Amortization of operating lease assets	16,860	13,934
Deferred income taxes	13,700	(5,983)
Stock-based compensation	18,888	9,724
Other, net	7,016	(13,324)
Changes in (net of effects from businesses acquired and divested):
Receivables	(893,321)	(192,583)
Inventories	(2,121,749)	(216,326)
Accounts payable	1,810,176	218,297
Accrued expenses and other, net	4,601	(26,907)
Net cash flows used for operating activities	(842,408)	(144,584)

Cash flows from financing activities:
Issuance of convertible notes, net of issuance costs	—	633,750
Issuance of notes, net of discounts	545,551	—
Repayments under accounts receivable securitization, net	(474,600)	(299,400)
Borrowings (repayments) under senior unsecured credit facility, net	648,897	(290,861)
Borrowings (repayments) under bank credit facilities and other debt, net	(27,686)	10,352
Borrowings under term loans	375,000	266,932
Repayments of term loans	(88,946)	—
Repurchases of common stock	—	(138,308)
Dividends paid on common stock	(30,424)	(28,464)
Other, net	2,979	1,137
Net cash flows provided by financing activities	950,771	155,138

Cash flows from investing activities:
Purchases of property, plant and equipment	(24,262)	(24,589)
Other, net	822	80
Net cash flows used for investing activities	(23,440)	(24,509)

Effect of currency exchange rate changes on cash and cash equivalents	(3,539)	(3,008)
Cash and cash equivalents:
— increase (decrease)	81,384	(16,963)
— at beginning of period	155,396	192,428
— at end of period	$236,780	$175,465

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted other income (expense), (iii) adjusted income before income taxes, (iv) adjusted income tax expense (benefit), and (v) adjusted diluted earnings per share.

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes sales in constant currency is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income adjusted for restructuring, integration and other expenses, and amortization of acquired intangible assets, is a useful measure to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, and amortization of acquired intangible assets.

Management also believes income tax expense (benefit), net income and diluted earnings per share adjusted for the impact of the items described above, foreign currency gains and losses and certain items impacting income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the effective tax rate based upon the expected long-term adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted earnings per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income divided by sales and the adjusted effective income tax rate, which is defined as adjusted income tax expense divided by adjusted income before income taxes.

Additionally, Return on Working Capital (ROWC) is calculated by taking adjusted operating income and annualizing the amount, then dividing by the average working capital for the quarter. Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

Fiscal 2027
First Quarter
October 3, 2026*
($ in thousands, except per share amounts)
GAAP operating income	$474,736
Restructuring, integration, and other expenses	22,936
Amortization of intangible assets	392
Adjusted operating income	498,064

GAAP other expense, net	$(11,239)
Foreign currency loss	10,377
Adjusted other expense, net	(862)

GAAP income before income taxes	$371,643
Restructuring, integration, and other expenses	22,936
Amortization of intangible assets	392
Foreign currency loss	10,377
Adjusted income before income taxes	405,348

GAAP income tax expense	$89,471
Restructuring, integration, and other expenses	6,238
Amortization of intangible assets	94
Foreign currency loss	2,889
Income tax expense items, net	(5,462)
Adjusted income tax expense	93,230

GAAP net income	$282,172
Restructuring, integration, and other expenses (net of tax)	16,698
Amortization of intangible assets (net of tax)	298
Foreign currency loss (net of tax)	7,488
Income tax expense items, net	5,462
Adjusted net income	312,118

GAAP diluted earnings per share	$3.28
Restructuring, integration, and other expenses (net of tax)	0.20
Amortization of intangible assets (net of tax)	0.00
Foreign currency loss (net of tax)	0.09
Income tax expense items, net	0.06
Adjusted diluted EPS	3.63

* May not foot due to rounding.

	Fiscal	Quarters Ended
	Year	June 27,	March 28,	December 27,	September 27,
	2026*	2026	2026	2025	2025

	($ in thousands, except per share amounts)
GAAP operating income	$724,782	$231,019	$205,535	$146,196	$142,032
Restructuring, integration, and other expenses	134,706	86,507	14,737	25,171	8,291
Amortization of intangible assets	1,457	364	364	364	364
Adjusted operating income	860,945	317,890	220,636	171,731	150,687

GAAP other income (expense), net	$(6,631)	$(4,405)	$(1,827)	$5,067	$(5,466)
Foreign currency loss (gain)	10,714	3,726	3,444	(2,939)	6,483
Adjusted other income, net	4,083	(679)	1,617	2,128	1,017

GAAP income before income taxes	$467,436	$160,158	$140,570	$89,905	$76,804
Restructuring, integration, and other expenses	134,706	86,507	14,737	25,171	8,291
Amortization of intangible assets	1,457	364	364	364	364
Foreign currency loss (gain)	10,714	3,726	3,444	(2,939)	6,483
Adjusted income before income taxes	614,313	250,755	159,115	112,501	91,942

GAAP income tax expense	$133,047	$33,579	$46,238	$28,172	$25,059
Restructuring, integration, and other expenses	38,561	23,343	5,901	6,865	2,452
Amortization of intangible assets	344	87	86	86	85
Foreign currency loss (gain)	1,827	625	758	(1,091)	1,535
Income tax expense items, net	(32,487)	40	(16,386)	(8,157)	(7,984)
Adjusted income tax expense	141,292	57,674	36,597	25,875	21,147

GAAP net income	$334,389	$126,579	$94,332	$61,733	$51,745
Restructuring, integration, and other expenses (net of tax)	96,145	63,164	8,836	18,306	5,839
Amortization of intangible assets (net of tax)	1,112	277	278	278	279
Foreign currency loss (gain) (net of tax)	8,887	3,101	2,686	(1,848)	4,948
Income tax expense items, net	32,487	(40)	16,386	8,157	7,984
Adjusted net income	473,020	193,081	122,518	86,626	70,795

GAAP diluted earnings per share	$4.01	$1.49	$1.14	$0.75	$0.61
Restructuring, integration, and other expenses (net of tax)	1.15	0.75	0.11	0.22	0.07
Amortization of intangible assets (net of tax)	0.01	0.00	0.00	0.00	0.00
Foreign currency loss (gain) (net of tax)	0.11	0.04	0.03	(0.02)	0.06
Income tax expense items, net	0.39	—	0.20	0.10	0.10
Adjusted diluted EPS	5.67	2.28	1.48	1.05	0.84

* May not foot/cross foot due to rounding.

Organic Sales

Organic sales is defined as sales adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2027 due to the 14-week fiscal first quarter and the 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following table presents the reconciliation of reported sales to organic sales for the first quarter of fiscal 2027.

	Quarter Ended
	October 3, 2026
		Estimated
		Extra
		Week in
	Sales	Q1-Fiscal	Organic
	As Reported	2027(1)	Sales

	(Thousands)
Avnet	$10,717,980	$654,000	$10,063,980
Avnet by region
Americas	$2,861,757	$145,000	$2,716,757
EMEA	2,737,489	181,000	2,556,489
Asia	5,118,734	328,000	4,790,734
Avnet by operating group
EC	$10,134,689	$615,000	$9,519,689
Farnell	583,291	39,000	544,291

(1)	The impact of the additional week of sales in the first quarter of fiscal 2027 is estimated.

Sales in Constant Currency

The following table presents the percentage change in sales and the percentage change in sales in constant currency for the first quarter of fiscal year 2027 compared to the first quarter of fiscal year 2026.

	Quarter Ended
	October 3, 2026
		Sales		Organic
		As Reported		Sales
	Sales	Year-Year %	Organic	Year-Year %
	As Reported	Change in	Sales	Change in
	Year-Year %	Constant	Year-Year %	Constant
	Change	Currency	Change (1)	Currency (1)
Avnet	81.7%	82.8%	70.6%	71.7%
Avnet by region
Americas	108.9%	108.9%	98.3%	98.3%
EMEA	64.3%	66.5%	53.5%	55.7%
Asia	78.8%	79.7%	67.4%	68.3%
Avnet by operating group
Electronic Components	84.3%	85.4%	73.1%	74.2%
Farnell	46.2%	46.7%	36.5%	37.0%

(1)	Percentage change in sales excluding the impact of the additional week of sales.

Return On Working Capital (ROWC)

The following table (in thousands) presents the calculation for ROWC.

	Q1 F27	Q4 F26	Q1 F26
Adjusted operating income	$498,064	$317,890	$150,687
Annualized adjusted operating income (a)(1)	$1,885,529	1,271,560	602,748

Average quarterly working capital:
Accounts receivable	$7,320,501	$6,192,612	$4,415,464
Inventory	$7,122,242	$5,765,907	$5,328,179
Accounts payable	$(6,948,360)	$(5,340,109)	$(3,588,142)
Average working capital (b)	$7,494,383	$6,618,410	$6,155,501

ROWC = (a) / (b)	25.2%	19.2%	9.8%

(1)	The annualization of adjusted operating income for the first quarter of fiscal 2027 factored in the extra week in the first quarter, or 14 weeks, and 53 weeks for the fiscal year.

Segment Financial Information

	Quarters Ended*
	October 3,	September 27,
	2026	2025

	($ in millions, except margins and sales mix)
Electronic Components
Sales	$10,134.7	$5,499.7
Cost of goods sold	$9,229.8	$4,992.6
Gross profit	$904.9	$507.1
Gross profit margin	8.9%	9.2%
Operating income	$484.5	$159.0
Operating income margin	4.8%	2.9%

Farnell
Sales	$583.3	$398.9
Cost of goods sold	$414.2	$291.2
Gross profit	$169.1	$107.7
Gross profit margin	29.0%	27.0%
Operating income	$58.6	$17.1
Operating income margin	10.1%	4.3%

Total reportable segment operating income	$543.1	$176.1
Corporate selling, general and administrative expenses	(45.0)	(25.4)
Restructuring, integration, and other expenses	(22.9)	(8.3)
Amortization of acquired intangible assets	(0.4)	(0.4)
Avnet operating income	$474.7	$142.0

Sales by geographic area:
Americas	$2,861.8	$1,369.9
EMEA	2,737.5	1,665.9
Asia	5,118.7	2,862.8
Avnet sales	$10,718.0	$5,898.6

Sales Mix by geographic area:
Americas	26.7%	23.2%
EMEA	25.5%	28.3%
Asia	47.8%	48.5%

* May not foot due to rounding.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the second quarter of fiscal 2027.

	Low End of	High End of
	Guidance Range	Guidance Range
Adjusted diluted earnings per share guidance	$3.90	$4.10
Restructuring, integration, and other expenses (net of tax)	(0.10)	(0.05)
GAAP diluted earnings per share guidance	$3.80	$4.05